SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549
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FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):	August 2, 1994


BAUSCH & LOMB INCORPORATED

(Exact name of Bausch & Lomb as specified in its charter)


New York
(State or other jurisdiction or incorporation)

1-4105
(Commission File Number)

16-0345235
(I.R.S. Employer Identification No.)


One Chase Square, Rochester NY                14601-0054
(Address of principal executive offices)     (Zip Code)


Bausch & Lomb's telephone number, including area code:   (716) 338-6000


Inapplicable
(Former name or former address, if changed since last report).




Item 5.  OTHER EVENTS

On August 2, 1994, the Company's subsidiary, Bausch & Lomb
Ireland, transferred $425 million, formerly deposited in Eurodollar time deposits with various major financial institutions, to an investment in securities (the "Securities") issued by a wholly owned subsidiary of a triple-A rated financial institution (the "Issuer").


BACKGROUND

The investment benefits the Company in two ways. First, establishing this relationship with a strong financial institution and its affiliates will further enhance the Company's overall ability to raise capital and meet other financing needs, especially outside the U.S. The Company further believes that this relationship will result in more favorable terms for other types of financial transactions which the Company enters into from time to time.

In addition, the investment responds to a recent change in U.S.
tax law. Historically, profits earned by the Company's foreign subsidiaries have been used to provide capital and fund the growth of its non-U.S. businesses. To the extent these earnings were not immediately required for its businesses, the funds were invested in Eurodollar time deposits with selected financial institutions. Under the new U.S. tax regulations effective in 1994, holding "passive investments", such as these time deposits, would subject foreign earnings to U.S. tax, thereby depleting the capital available to fund international growth. The Company believes the Securities constitute qualifying "active" assets, which will avoid this result.

Although there are equity risks associated with these Securities, based on the extremely high quality and stability of the Issuer this investment is considered by management of the Company to be very secure.


SIGNIFICANT TERMS OF THE INVESTMENT
The significant terms of the investment are as follows:

- -	The Securities rank senior to all other classes of the
  Issuer's equity.

- -	The Securities pay quarterly cumulative dividends at a
  variable LIBOR-based rate.

- -	In the event yield distributions are suspended and capital
  is impaired, a committee of the Issuer's board of directors will be appointed to represent the Company's interest.

- -	The Securities rank junior to the secured and unsecured
  liabilities of the Issuer, including subordinated debt obligations.

- -	Beginning in November 1994, the Issuer has a call option
  upon 180 days notice, or 30 days notice after November 21,
  2003.
- -	The Securities have no fixed maturity.

- -	After approximately nine and one half years, the Securities
  will become freely transferable. At that time, the yield rate will be reset, if necessary, to ensure that the market value of the Securities, is equal to the par value.

The accounting and tax implications of this investment have been reviewed by the Company's advisors.


FINANCIAL REPORTING

The Securities will be reported as a long-term asset, Other Investments, in the Company's financial statements, given management's ability and intention to hold the Securities for a period greater than one year. The Company will apply the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in accounting for this investment. SFAS No. 115 requires that investments in marketable equity securities and debt securities be designated as held-to-maturity, available-for-sale or trading. This security will be classified as available-for-sale under SFAS 115 and any material unrealized holding gains and losses in market value, net of taxes, are excluded from income and recognized as a separate component of shareholders' equity until realized. Adoption of this standard in 1994 has not had a material effect on the Company's results of operations or financial position.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Bausch & Lomb has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BAUSCH & LOMB INCORPORATED


Date:	August 2, 1994
 	By: (Jay T. Holmes)
	   		Jay T. Holmes
			Senior Vice President,
			Corporate Affairs and
			Secretary